INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(A) of the
              Securities Exchange Act of 1934 (Amendment No.__ )


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                             AETNA SERIES FUND, INC.
                         AETNA VARIABLE PORTFOLIOS, INC.
      (Name of Registrant as Specified in Its Charter/Declaration of Trust)

      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                             AETNA SERIES FUND, INC.
                          Aetna Value Opportunity Fund

                         AETNA VARIABLE PORTFOLIOS, INC.
                           Aetna Value Opportunity VP

Dear Fellow Shareholders and Contractholders:

         You are cordially invited by the Boards of Directors of Aetna Series Fund, Inc. and Aetna Variable Portfolios, Inc. (each a "Fund"), on behalf of Aetna Value Opportunity Fund and Aetna Value Opportunity VP (each a "Value Opportunity Series"), respectively, to attend a Special Meeting of each Fund's Shareholders (each a "Special Meeting") on September 4, 1998 at 9:00 a.m. to consider a recommendation which is important to you and your Fund.

   YOUR PARTICIPATION IN THIS PROCESS IS VERY IMPORTANT. PLEASE READ THE ENCLOSED PROXY STATEMENT AND VOTE BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD. WE NEED YOUR VOTE TO OBTAIN THE QUORUM NECESSARY
TO HOLD THE SPECIAL MEETINGS.

         The proposal to be voted on at each Special Meeting is reviewed in detail in the enclosed Notice and Proxy Statement. The proposal requests approval of a subadvisory arrangement for each Value Opportunity Series.

     The proposal seeks your approval of a new subadvisory agreement pursuant to which Bradley, Foster & Sargent, Inc. ("Bradley") will serve as subadviser to your Value Opportunity Series, appointing Peter Canoni to serve as portfolio manager. PLEASE NOTE THAT THE NEW SUBADVISORY AGREEMENT WILL NOT RESULT IN ANY CHANGES IN ADVISORY FEES OR OTHER EXPENSES FOR EITHER OF THE VALUE OPPORTUNITY SERIES. The new subadvisory agreement is intended to maintain continuity of management for each Value Opportunity Series in light of the decision of its portfolio manager, Peter Canoni, to resign from Aeltus Investment Management, Inc. ("Aeltus"), the Series' investment adviser, to become a principal member of Bradley. Bradley, a registered investment adviser, currently has over $350 million under management.

         The Board of Directors of each Fund has carefully considered the proposal to be voted on at this Special Meeting and unanimously recommends your approval of the new subadvisory agreement.

         If you have any questions related to the Special Meeting and/or the Proxy Statement, please call us at 1-888-423-5887.

         Thank you for your participation in this process and your investment in our Funds.

Sincerely,


J. Scott Fox
President

   July 22, 1998

                           NOTICE OF SPECIAL MEETINGS
                             OF THE SHAREHOLDERS OF


                             AETNA SERIES FUND, INC.
                          Aetna Value Opportunity Fund

                         AETNA VARIABLE PORTFOLIOS, INC.
                           Aetna Value Opportunity VP


         Special Meetings of the Shareholders (each a "Special Meeting") of each of Aetna Series Fund, Inc. and Aetna Variable Portfolios, Inc. (each a "Fund"), on behalf of Aetna Value Opportunity Fund and Aetna Value Opportunity VP (each a "Value Opportunity Series"), respectively, will be held on September 4, 1998, at 9:00 a.m., Eastern time, at 242 Trumbull Street, Hartford, Connecticut 06103-1205 for the following purposes:

          1. to approve or disapprove a Subadvisory Agreement by and among Aeltus Investment Management, Inc., Bradley, Foster & Sargent, Inc. and the Fund, on behalf of its Value Opportunity Series; and

          2. to transact such other business as may properly come before the Special Meeting and any adjournments thereof.

         Shareholders of record at the close of business on June 30, 1998 are entitled to notice of and to vote at the Special Meeting.

                                                              Amy R. Doberman
                                                              Secretary


   July 22, 1998

                             AETNA SERIES FUND, INC.
                          Aetna Value Opportunity Fund

                         AETNA VARIABLE PORTFOLIOS, INC.
                           Aetna Value Opportunity VP


                              JOINT PROXY STATEMENT
                                 JULY 22, 1998


         This Proxy Statement is given to you to provide information you should review before voting on the matter listed in the Notice of Special Meetings on the previous page for each of Aetna Series Fund, Inc. and Aetna Variable Portfolios, Inc. (each a "Fund"), on behalf of Aetna Value Opportunity Fund and Aetna Value Opportunity VP (each a "Series" or "Value Opportunity Series"), respectively. Your Fund's Board of Directors (the "Directors") is soliciting your vote for a Special Meeting of Shareholders of the Fund (the "Special Meeting") to be held at 242 Trumbull Street, Hartford, Connecticut 06103-1205, on September 4, 1998, at 9:00 a.m., Eastern time, and, if the Special Meeting is adjourned, at any adjournment of that Meeting.

     This Proxy Statement describes the matter that will be voted on at the Special Meeting (the "Proposal"). The solicitation of votes is made by the mailing of this Proxy Statement and the accompanying proxy card or authorization card on or about July 22, 1998. Aeltus Investment Management, Inc. ("Aeltus") and its affiliates may contact Fund shareholders directly commencing in August 1998 to discuss the Proposal. The expenses incurred in connection with preparing this Proxy Statement and its enclosures and of all solicitations will be paid by Aeltus.

         A copy of Aetna Value Opportunity VP's Annual Report for the fiscal year ended December 31, 1997, was mailed to its shareholders on or about February 28, 1998. That Series' Semi-Annual Report for the period ended June 30, 1998 will be mailed to its shareholders on or about September 4, 1998. Aetna Value Opportunity Fund's Semi-Annual Report for the period from February 2, 1998 (commencement of operations) to April 30, 1998 will be mailed to its shareholders on or about June 29, 1998. Aetna Value Opportunity VP's Annual Report and each Value Opportunity Series' most recent Semi-Annual Report will be provided to the applicable Series' shareholders upon request, without charge. If you did not receive an Annual Report or Semi-Annual Report, as applicable, for your Value Opportunity Series, you may request one by writing to Wayne Baltzer, c/o Aeltus Investment Management, Inc., ALT7 242 Trumbull Street, Hartford, Connecticut, 06103-1205, or by calling 1-888-423-5887.

     Shareholders of record on June 30, 1998 (the "record date") are entitled to be present and to vote at the Special Meeting or any adjourned meeting. As of the record date, Aetna Value Opportunity VP offered one class of shares and Aetna Value Opportunity Fund offered two classes of shares to the public: Class A shares and Class I shares. Class A shares and Class I shares of Aetna Value Opportunity Fund have the same rights, privileges and preferences, except with respect to: (a) the effect of sales charges, if any; (b) the different distribution and/or service fees borne by each class; (c) the expenses allocable exclusively to each class; (d) voting rights on matters exclusively affecting a single class; and (e) the exchange privilege of each class. As of the record date, each Value Opportunity Series had the following shares issued and outstanding:


[S]                                             [C]
                                                Number of Shares
                                                Outstanding as of June 30, 1998
AETNA SERIES FUND, INC.
Aetna Value Opportunity Fund
     Class A                                    29,771.96
     Class I                                    488,108.97
AETNA VARIABLE PORTFOLIOS, INC.
Aetna Value Opportunity VP                      4,258,042.45

         As of the record date, Aetna Life Insurance and Annuity Company* ("ALIAC") and its affiliates owned the following amount of shares of Aetna Value Opportunity Fund:


[S]                               [C]                       [C]
                                                            Amount and
                                                            Nature of
                                 Beneficial Ownership**     Percent of Class
AETNA SERIES FUND, INC.
Aetna Value Opportunity Fund
     Class A                    10,000.00                      33.59%
     Class I                   480,942.03                      98.53%

[FN]
   *ALIAC's principal office is located at 151 Farmington Avenue, Hartford, Connecticut 06156-8962. **ALIAC and its affiliates have sole voting and investment power with respect to the shares.


         Shares of Aetna Value Opportunity VP are offered only to insurance companies to fund benefits under their variable annuity contracts and variable life insurance policies. Accordingly, as of the record date, all shares of Aetna Value Opportunity VP were held by separate accounts of ALIAC and its subsidiary, Aetna Insurance Company of America, Inc. ( "Aetna Insurance"), on behalf of their respective separate accounts. These shares were owned by ALIAC and Aetna Insurance as depositors for their respective variable annuity contracts or variable life insurance policies (each a "Contract") issued to individual contractholders or to a group of which the individual contractholders are a part. Under the terms of the Contracts, contractholders have the right to instruct ALIAC and Aetna Insurance how to vote the shares related to their interests through their Contracts. This Proxy Statement is used to solicit instructions for voting shares of Aetna Value Opportunity VP. All persons entitled to direct the voting of shares, whether or not they are shareholders, will be described as voting for purposes of this Proxy Statement.

         The shares of Aetna Value Opportunity VP held by ALIAC and Aetna Insurance are held on behalf of the following separate accounts which hold assets for the Contracts:


[S]                                           [C]                       [C]
Separate Account Name                   Number of Shares             Percentage

LIAC Separate Account B                  1,236,607.93                   29.04%
ALIAC Separate Account C                 1,945,002.54                   45.68%
ALIAC Separate Account D                   755,785.50                   17.75%
AICA Separate Account I                    320,646.48                    7.53%


         ALIAC and Aetna Insurance will vote the shares of Aetna Value Opportunity VP held in their names as directed. The group contractholder of some group Contracts has the right to direct the vote for all shares under the Contract, for, against or abstaining, in the same proportions as shares for which instructions have been given under the same Contract. If ALIAC and Aetna Insurance do not receive voting instructions for all of the shares held under Contracts, they will vote all the shares in all the listed separate accounts, for, against or abstaining, in the same proportions as the shares for which they have received instructions.

         To the best of each Fund's knowledge, as of the record date, no person owned beneficially more than 5% of any class of its Value Opportunity Series, except as stated above. As of the record date, officers and Directors of each Fund, both individually and as a group, owned less than 1% of the outstanding shares of any class of the applicable Fund's Value Opportunity Series.

         In the event that a quorum of shareholders is not represented at the Special Meeting, the Meeting may be adjourned until a quorum exists, or, even if a quorum is represented, the Meeting may be adjourned until sufficient votes to approve the proposal are received. More than 50% of the total outstanding shares of a Value Opportunity Series must be present at the Special Meeting to have a quorum to conduct business. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by a Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. The persons named as proxies may propose and vote for one or more adjournments of the Special Meeting in accordance with applicable law. Adjourned meetings must be held within a reasonable time after the date originally set for the meeting (but not more than 120 days after the record date). Solicitation of votes may continue to be made without any obligation to provide any additional notice of the adjournment. The persons named as proxies will vote Value Opportunity Series shares in favor of such adjournment those proxies which they are entitled to vote in favor and will vote against any such adjournment those proxies to be voted against the Proposal.

         The Proposal requires the vote of a "majority of the outstanding voting securities" of a Value Opportunity Series. A "majority of the outstanding voting securities" of a Value Opportunity Series means the lesser of: (i) 67% of that Series' shares present at the Special Meeting, if the holders of more than 50% of the shares of that Series then outstanding are present in person or by proxy; or (ii) more than 50% of the outstanding voting securities of that Series.
Shareholders of Aetna Value Opportunity Fund will vote as a single class regardless of whether they are Class A or Class I shareholders. If the vote is determined on the basis of the affirmative vote of 67% of the Series' shares present at the Special Meeting, as described in clause (i) of the first sentence of this paragraph, abstentions and broker non-votes will not constitute "yes" or "no" votes for the Proposal and will be disregarded in determining the voting securities present. If the Proposal is determined on the basis of obtaining the affirmative vote of more than 50% of all the outstanding voting securities of the Series, as described in clause (ii) above, broker non-votes will have the effect of a "no" vote on the Proposal.

         The number of shares that you may vote is the total of the number shown on the proxy card or authorization card, as the case may be, accompanying this Proxy Statement. If you own shares of Aetna Value Opportunity VP through a Contract, the number of shares which you are entitled to vote is calculated according to the formula described in the materials relating to your Contract. Shareholders are entitled to one vote for each full share and a proportionate vote for each fractional share held. Votes may be revoked by written notice to Aeltus prior to the Special Meeting or by attending the Meeting in person and indicating that you want to vote your shares.

         Shares of Aetna Value Opportunity Fund held by ALIAC and its affiliates will be voted in the same proportion as shares held by non-ALIAC shareholders of that Series.

         The appointed proxies will vote in their discretion on any other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Additional matters would only include matters that were not anticipated as of the date of this Proxy Statement.

                             MATTER TO BE ACTED UPON

                                    PROPOSAL 1
                        APPROVAL OF SUBADVISORY AGREEMENT
                        FOR EACH VALUE OPPORTUNITY SERIES

         The Directors of each Fund, including the Directors who are not "interested persons" of the Fund (the "Independent Directors"), as defined by the Investment Company Act of 1940, as amended (the "1940 Act"), have unanimously approved, and recommend that the shareholders of each Value Opportunity Series approve, a subadvisory agreement for the Series (the "Subadvisory Agreement"), among the applicable Fund, on behalf of its Value Opportunity Series, Aeltus, and Bradley, Foster & Sargent, Inc. ("Bradley").

         Shareholders of each Value Opportunity Series are being asked to approve a separate Subadvisory Agreement for their Series.

         The Subadvisory Agreements on behalf of each Value Opportunity Series are identical in all material respects. A copy of the form of the Subadvisory Agreement is included with this Proxy Statement as Exhibit A.

WHAT ARE THE SIGNIFICANT PROVISIONS OF THE EXISTING INVESTMENT ADVISORY AGREEMENTS?

     Aeltus acts as investment adviser to each Value Opportunity Series pursuant to investment advisory agreements entered into between Aeltus and each Fund, on behalf of its Value Opportunity Series (each an "Advisory Agreement"). The Advisory Agreement between Aeltus and Aetna Variable Portfolios, Inc., on behalf of its Value Opportunity Series, was approved by the Fund's Directors on December 10, 1997, became effective May 1, 1998 and replaces the advisory agreement with ALIAC, the Fund's former investment adviser, which agreement was approved by the Series' sole shareholder on September 13, 1996. The Advisory Agreement between Aeltus and Aetna Series Fund, Inc., on behalf of its Value Opportunity Series, was also approved by the Fund's Directors on December 10, 1997, became effective February 2, 1998 and was approved by the Series' sole shareholder effective February 2, 1998. Each Advisory Agreement gives Aeltus broad latitude in selecting securities for each Value Opportunity Series subject to the Directors' oversight. Under the Advisory Agreement, Aeltus may delegate to a subadviser some or all of its responsibilities in managing each Value Opportunity Series' investment portfolio, subject to Aeltus' oversight. The Advisory Agreement also provides that Aeltus is responsible for all of its own costs, including costs of Aeltus' personnel required to carry out its investment advisory duties.

         Each Advisory Agreement allows Aeltus to place trades through brokers of its choosing and to take into consideration the quality of the brokers' services and execution, as well as services such as research, or paying Series expenses, in setting the amount of commissions paid to a broker. Aeltus may pay higher commission rates than the lowest available when it is reasonable to do so in light of the value of the brokerage and research services received generally or in connection with a particular transaction. Aeltus only uses these commissions for services and expenses to the extent authorized by applicable law and the rules and regulations of the Securities and Exchange Commission (the "SEC"). It is Aeltus' policy to obtain the best quality of execution available, giving attention to net price (including commission where applicable), execution capability (including the adequacy of a firm's capital position), research and other services related to execution; the relative priority given to these factors will depend on all of the circumstances regarding a specific trade.

         Aeltus receives brokerage and research services from brokerage firms in return for the execution by such brokerage firms of trades on behalf of a Fund. These brokerage and research services may include, but are not limited to, quantitative and qualitative research information and purchase and sale recommendations regarding securities and industries, analyses and reports covering a broad range of economic factors and trends, statistical data relating to the strategy and performance of its series, including the Value Opportunity Series, and other investment companies, services related to the execution of trades in a Series' securities and advice as to the valuation of securities, the providing of equipment used to communicate research information and specialized consultations with Series' personnel with respect to computerized systems and data furnished to the Series as a component of other research services.

         Research services furnished by brokers through whom a Fund effects securities transactions may be used by Aeltus in servicing all of its accounts; not all such services will be used by Aeltus to benefit the Fund.

     Each Advisory Agreement provides that it will be effective through December 31, 1999 and thereafter from year to year if approved by the Directors, including a majority of the Independent Directors. Each Advisory Agreement will terminate automatically if there is an assignment of the agreement, as defined in the 1940 Act. It can be terminated by the Directors, shareholders of the Value Opportunity Series, or Aeltus on 60 days' notice.

WHO IS AELTUS?

         Aeltus is a Connecticut corporation organized in 1972 under the name Aetna Capital Management, Inc. It currently has its principal offices at 242 Trumbull Street, Hartford, Connecticut. Aeltus is a part of the Aetna organization, and is an affiliate of ALIAC and an indirect wholly-owned subsidiary of Aetna Inc., a financial services company with stock listed for trading on the New York Stock Exchange. John Y. Kim currently serves as the President, Chief Executive Officer and Chief Investment Officer of Aeltus. Aeltus is registered with the SEC as an investment adviser. In addition to providing investment advisory services, Aeltus serves as each Fund's administrator and provides certain administrative and shareholder services necessary for Fund operations and is responsible for the supervision of other service providers. The principal underwriter of Aetna Series Fund, Inc. is Aeltus Capital, Inc., 242 Trumbull Street, Hartford, Connecticut 06103-1205, a wholly-owned subsidiary of Aeltus and an indirect wholly-owned subsidiary of Aetna Inc. ALIAC serves as principal underwriter to Aetna Variable Portfolios, Inc. These entities will continue to provide services to the Funds after the approval of the proposed subadvisory arrangements.

WHAT FEES OR CHARGES ARE PAID BY EACH VALUE OPPORTUNITY SERIES?

         During 1997, ALIAC, an affiliate of Aeltus, served as investment adviser, administrator and principal underwriter to the Aetna Value Opportunity VP. ALIAC received fees for serving as the investment adviser to Aetna Value Opportunity VP and for providing administrative services to it. The table below describes the fees that ALIAC received from Aetna Value Opportunity VP for providing these services for the fiscal year ended December 31, 1997.





[S]                [C]            [C]                [C]
                   MANAGEMENT     ADMINISTRATIVE     DISTRIBUTION
SERIES*            FEES           SERVICES FEES      FEES
Aetna Value
Opportunity VP     $38,520        $9,630              $0
[FN]
* Fee information is not available for Aetna Value Opportunity Fund, which commenced operations on February 2, 1998.



     Below are schedules that list the annual advisory fee rate for each Value Opportunity Series. As of June 30, 1998, the net assets of Aetna Value Opportunity Fund and Aetna Value Opportunity VP were $5,806,271 and $56,594,953, respectively.

                            SERIES MANAGEMENT FEE SCHEDULES
(expressed as a percentage of each Value Opportunity Series' average daily net assets)

         Aetna Value Opportunity Fund:

                  0.70% on the first $250 million 0.65% on the next $250 million 0.625% on next $250 million 0.60% on next $1.25 billion 0.55% over $2 billion

         Aetna Value Opportunity VP

                  0.60%

WHY IS AELTUS PROPOSING A SUBADVISORY ARRANGEMENT?

     Peter B. Canoni, a Managing Director of Aeltus, has been the portfolio manager for the Value Opportunity Series since each Series' inception. Mr. Canoni recently decided to resign from Aeltus effective August 1, 1998 to become a principal member of Bradley. In order to maintain continuity of management for each Value Opportunity Series, Aeltus proposes that each Fund, on behalf of its Value Opportunity Series, enter into a Subadvisory Agreement with Bradley. Following Mr. Canoni's departure, one or more Aeltus portfolio managers will manage each Value Opportunity Series on an interim basis pending the outcome of the Proposal at the Special Meeting. If the subadvisory relationship is approved for the Value Opportunity Series, Mr. Canoni, as a Bradley principal, will serve as portfolio manager. Mr. Canoni has 26 years of investment experience and in-depth knowledge of the equity markets. Aeltus expects to retain Bradley as a Subadviser only so long as Mr. Canoni serves as portfolio manager of the Value Opportunity Series. Each Subadvisory Agreement can be terminated by Aeltus, Bradley or the applicable Fund, on behalf of its Value Opportunity Series, on 60 days' notice. In this regard, Bradley's relationship with the Fund may be terminated if, for example, the Series performance results are unsatisfactory, Mr. Canoni is no longer associated with Bradley, or he elects not to continue assuming day-to-day responsibility for management of the Series.

         Under the Subadvisory Agreements, Aeltus would bear the ultimate responsibility for overseeing the investment advice provided to each Value Opportunity Series. It would monitor Bradley's activities to ensure that Bradley is following regulatory requirements, and Board policies, restrictions and guidelines in managing each Value Opportunity Series' assets. Aeltus would determine that Bradley had established and at all times maintained appropriate policies and procedures including, but not limited to, a code of ethics, which are designed to ensure that the management of each Value Opportunity Series is implemented in compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules thereunder. Aeltus believes that its experience in managing assets for mutual funds should enable it to effectively monitor
Bradley's activities to the advantage of each Value Opportunity Series' shareholders.

WHO IS BRADLEY?

         Bradley, a Connecticut corporation organized in 1993, maintains its primary office at City Place II - 185 Asylum Street, Hartford, Connecticut 06103. It is registered with the SEC as an investment adviser and manages private client assets as well as 401(k), profit sharing and other retirement plan assets. Bradley has not previously served as an investment adviser or subadviser to a mutual fund. As of June 1, 1998, Bradley managed in excess of $350 million of assets.

     The principal occupations and positions of Bradley's principal executive officer and each principal are as follows:


       [S]                                         [C]
NAME AND ADDRESS*                       PRINCIPAL OCCUPATION
Robert H. Bradley **    Principal and President, Bradley, Foster & Sargent, Inc.
Timothy H. Foster              Principal, Bradley, Foster & Sargent, Inc.
Joseph D. Sargent              Principal, Bradley, Foster & Sargent, Inc.
Jeffrey G. Marsted             Principal, Bradley, Foster & Sargent, Inc.
J. Edward Roney, Jr.           Principal, Bradley, Foster & Sargent, Inc.
[FN]
* The principal business address of each person listed above, other than Mr. Roney, is City Place II - 185 Asylum Street, Hartford, Connecticut 06103. The principal business address of Mr. Roney is 79 Milk Street, Boston, Massachusetts 02109.
**  Principal executive officer.






         No officer or Director of either Fund is an officer, employee or director of Bradley. No officer or Director of either Fund owns any securities of, or has any other material direct or indirect interest in, Bradley or any of its affiliates. No Director of either Fund has had any direct or indirect material interest in any material transaction since January 1, 1997, or in any material proposed transactions, to which Bradley or any subsidiary was or is to be a party. There is no arrangement or understanding in connection with the Subadvisory Agreements with respect to the composition of the Board of Directors of either Fund or of Bradley, or with respect to the selection or appointment of any person to any office of any such company. As described more fully above, however, it is contemplated in connection with the approval of the proposed Subadvisory Agreements that Bradley will appoint Peter Canoni as portfolio manager of each Value Opportunity Series.

         Bradley utilizes an Investment Committee to review and select securities for inclusion in its "Guidance List." All securities purchased on behalf of a client's portfolio, including the portfolios of the Value Opportunity Series, must be on the Guidance List. The decision to add or delete a security from the List is made by the Investment Committee. Each principal of the firm is a member of the Investment Committee. When Mr. Canoni joins Bradley, he will become a principal of the firm and a voting member of the Investment Committee. Decisions by Mr. Canoni as to the timing of purchases or sales of securities would not require the approval of the Investment Committee. Instead, only the addition of new securities to the Guidance List need be approved by the Investment Committee in advance. Mr. Canoni will inform the Board of Directors of each Fund in the event that his management of the investment portfolio of the Value Opportunity Series has been constrained by the existence of the Guidance List.

WHAT ARE THE MATERIAL TERMS OF THE PROPOSED SUBADVISORY AGREEMENTS WITH BRADLEY?

         The Subadvisory Agreements give Bradley broad latitude in selecting securities for each Value Opportunity Series consistent with the investment objectives and policies of the Series, subject to Aeltus' oversight. The Agreements contemplate that Bradley will be responsible only for making and communicating investment decisions. Aeltus will remain responsible for all other aspects of managing and administering the Value Opportunity Series, including trade execution. Aeltus will cause Bradley to be provided with continued communication with its sell-side brokerage relationships. Aeltus will provide Bradley with current portfolio information, including cash positions. Bradley will provide all other necessary support to the investment decision process. Bradley will institute internal compliance policies and procedures designed to monitor potential conflicts of interest that may arise from trades placed on behalf of the Value Opportunity Series and on behalf of other Bradley clients. The Subadvisory Agreements provide that Bradley is not precluded from serving as adviser or subadviser to any other registered investment company or series thereof; provided however, that no such investment company or series shall have investment objectives, strategies and restrictions that are substantially similar to those employed by the Value Opportunity Series unless Aeltus expressly consents.

     The Subadvisory Agreements, if approved, will be effective October 1, 1998 or, if the Special Meeting is adjourned, on the first day of the next month following the date on which the shareholders approve the Subadvisory Agreements. They will continue in effect until December 31, 1999 and thereafter from year to year if approved by the Directors of the applicable Fund, including a majority of the Independent Directors. A Subadvisory Agreement will terminate automatically if the corresponding Investment Advisory Agreement terminates or if there is a change in control of Bradley. Each can be terminated by Aeltus, Bradley or the applicable Fund, on behalf of its Value Opportunity Series, on 60 days' notice. If the Subadvisory Agreement terminates, Aeltus, the Value Opportunity Series' investment adviser, would automatically assume all management functions for the Series. Bradley can be held liable to Aeltus and the Funds for negligence, bad faith, willful malfeasance or reckless disregard of its obligations or duties under the Subadvisory Agreements.

     WHAT WILL AELTUS PAY UNDER THE SUBADVISORY AGREEMENTS ON BEHALF OF EACH SERIES?

         The Subadvisory Agreement for each Value Opportunity Series provides that, for the duration of the Agreement, Bradley's subadvisory fee will be paid monthly at an annual rate of 0.15% of the Series' average daily net assets on the first $250 million of assets, and 0.10% of the Series' average daily net assets on assets above $250 million.

     Aeltus believes this proposed compensation is fair and reasonable for the services being provided by Bradley. The fees are not charged back to, or paid by, a Value Opportunity Series; they are paid by Aeltus out of its own resources, including fees and charges it receives from or in connection with each Fund. If the subadvisory agreements are approved, Aeltus intends to retain Bradley to provide certain shareholder communication services and marketing assistance through December 31, 1999. The fee for these services has not yet been determined but is expected to be approximately $13,000 per month.

WHAT IS EACH BOARD OF DIRECTORS' RECOMMENDATION?

         The Board of Directors of each Fund unanimously recommends voting FOR approval of the Subadvisory Agreement on behalf of its Value Opportunity Series.

WHAT FACTORS DID EACH BOARD OF DIRECTORS CONSIDER IN REACHING ITS
RECOMMENDATION?

     The Directors of each Fund considered the proposed Subadvisory Agreement applicable to its Value Opportunity Series at a meeting held on June 24, 1998. The Contract Review Committee of each Board of Directors, consisting solely of the Independent Directors, considered the Subadvisory Agreement at a meeting held on June 23, 1998. In preparation for the Contract Committee and Board meetings, counsel for the Independent Directors requested, and the Directors were provided, certain relevant information, including: Bradley's Form ADV, as well as a detailed background of the firm and its principals, Bradley's financial statements, Bradley's performance record achieved on behalf of its clients and assets under management, Bradley's Code of Professional Conduct, information with respect to Bradley's compliance record, Bradley's record of client service and communication, Mr. Canoni's performance as the portfolio manager of the Value Opportunity Series, and a copy of the form of subadvisory agreement.

     The  Directors   acknowledged   that  approval  of  the  Subadvisory
Agreement would mean that the shareholders would receive the benefits of the talents of Aeltus and Bradley, including Mr. Canoni, working for the Value Opportunity Series at no additional cost to shareholders.

     In recommending the approval of the Subadvisory Agreement to the shareholders of its Value Opportunity Series, each Fund's Board of Directors considered such factors as it deemed reasonably necessary and appropriate, including: (1) the fact that the Subadvisory Agreement would permit that Value Opportunity Series to continue to receive the services of Mr. Canoni as portfolio manager; (2) the nature and quality of the services to be provided to the Value Opportunity Series; (3) the compensation to be paid to Bradley; (4) Bradley's financial soundness; (5) Mr. Canoni's experience as a portfolio manager generally and in connection with his management of the Value Opportunity Series; (6) the performance of the Value Opportunity Series during Mr. Canoni's tenure as a portfolio manager relative to the performance of comparably managed mutual funds; (7) Bradley's personnel, resources, investment methodology, and investment management experience; (8) the total fees paid by the Value Opportunity Series; and (9) the fact that none of the expenses incurred in connection with this proxy solicitation and the related transactions would be borne by the Value Opportunity Series. Each Board of Directors also noted that the advisory fees paid by each Fund to Aeltus would remain the same and that Aeltus would pay all fees to Bradley under the Subadvisory Agreement. Although the Board of Directors of each Fund considered the above factors in approving the Subadvisory Agreement, each Board attached particular significance to the fact that Mr. Canoni will serve as portfolio manager of the Value Opportunity Series. After considering the above factors, each Board of Directors, including the Independent Directors, concluded that the Subadvisory Agreement was in the best interest of shareholders of the Value Opportunity Series.

   WHAT HAPPENS IF THE SUBADVISORY AGREEMENTS ARE NOT APPROVED?

     If the Subadvisory Agreements are not approved for both Value Opportunity Series, Aeltus would continue as investment adviser to both Series and would appoint a permanent portfolio manager for them. Aeltus reserves the right to adjourn the meeting if it reasonably believes that the shareholders of either Value Opportunity Series will not vote to approve the proposal.

OTHER BUSINESS

         The management of each Fund knows of no other business to be presented at the Special Meeting other than the matter set forth in this Proxy Statement. If any other business properly comes before the Special Meeting, the proxies will exercise their best judgment in deciding how to vote on such matters.

SHAREHOLDER PROPOSALS
         The Articles of Incorporation and the By-Laws of each Fund provide that the Fund need not hold annual shareholder meetings, except as required by the 1940 Act. Therefore, it is probable that no annual meeting of shareholders will be held in 1998 or in subsequent years until so required. For those years in which annual shareholder meetings are held, proposals which shareholders of a Fund intend to present for inclusion in the proxy materials with respect to the annual meeting of shareholders must be received by the Fund within a reasonable period of time before the solicitation is made.

     Please complete the enclosed proxy card or authorization card, as applicable, and return it promptly in the enclosed self-addressed postage-paid envelope. You may revoke your proxy at any time prior to the Special Meeting by written notice to Aeltus or by submitting a proxy card or an authorization card, as the case may be, bearing a later date.

                                                              Amy R. Doberman
                                                              Secretary

                                                                      Exhibit A

                              SUBADVISORY AGREEMENT

THIS AGREEMENT is made by AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Adviser"), [NAME OF FUND], a Maryland Corporation (the "Fund"), on behalf of its [NAME OF VALUE OPPORTUNITY SERIES] (the "Portfolio") and Bradley, Foster & Sargent, Inc., a Connecticut corporation (the "Subadviser"), as of the date set forth below.

                               W I T N E S S E T H

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company consisting of multiple investment portfolios, under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, pursuant to authority granted by the Fund's Articles of Incorporation, the Fund has established the Portfolio as a separate investment portfolio; and

WHEREAS, both the Adviser and the Subadviser are registered with the Commission as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and both are in the business of acting as investment advisers; and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement with the Fund, on behalf of the Portfolio (the "Investment Advisory Agreement"), which appoints the Adviser as the investment adviser for the Portfolio; and

WHEREAS, Article IV of the Investment Advisory Agreement authorizes the Adviser to delegate all or a portion of its obligations under the Investment Advisory Agreement to a subadviser;

NOW THEREFORE, the parties agree as follows:


I.       APPOINTMENT AND OBLIGATIONS OF THE ADVISER

Subject to the terms and conditions of this Agreement, the Adviser and the Fund, on behalf of the Portfolio, hereby appoint the Subadviser to manage the assets of the Portfolio as set forth below in Section II, under the supervision of the Adviser and subject to the approval and direction of the Fund's Board of Directors (the "Board"). The Subadviser hereby accepts such appointment and agrees that it shall, for all purposes herein, undertake such obligations as an independent contractor and not as an agent of the Adviser. The Subadviser agrees, that except as required to carry out its duties under this Agreement or as otherwise expressly authorized, it has no authority to act for or represent the Portfolio, the Fund or the Adviser in any way. The Subadviser agrees that the Adviser shall have the right at all times to inspect the offices and the records of the Subadviser that relate to the Subadviser's performance of this Agreement.


II.      DUTIES OF THE SUBADVISER AND THE ADVISER

         A.       Duties of the Subadviser

         The Subadviser shall regularly provide investment advice with respect to the assets held by the Portfolio and shall continuously supervise the investment and reinvestment of cash, securities and instruments or other property comprising the assets of the Portfolio. In carrying out these duties, the Subadviser shall:

                  1. select the securities to be purchased, sold or exchanged by the Portfolio or otherwise represented in the Portfolio's investment portfolio, communicate trade orders to the Adviser for all such securities, and regularly report thereon to the Adviser and, at the request of the Adviser, to the Board;

                  2. formulate and implement continuing programs for the purchase and sale of securities and regularly report thereon to the Adviser and, at the request of the Adviser or the Portfolio, to the Board; and

                  3. establish and maintain appropriate policies and procedures including, but not limited to, a code of ethics, which are designed to ensure that the management of the Portfolio is implemented in compliance with the 1940 Act, the Advisers Act, and the rules thereunder.


                   B.      Duties of the Adviser

         The Adviser shall retain responsibility for oversight of all activities of the Subadviser and for monitoring its activities on behalf of the Portfolio. In carrying out its obligations under this Agreement and the Investment Advisory Agreement, the Adviser shall:

         1. monitor the investment program maintained by the Subadviser for the Portfolio and the Subadviser's
                  compliance program to ensure that the Portfolio's assets are invested in compliance with the Subadvisory Agreement and the Portfolio's investment objectives and policies as adopted by the Board and described in the most current effective amendment of the registration statement for the Portfolio, as filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act ("Registration Statement");

          2. place all trade orders communicated by the Subadviser with brokers or dealers selected by the Adviser. The Adviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Portfolio giving consideration to the services and research provided and at commission rates that are reasonable in relation to the benefits received;

          3. review all reports prepared by the Subadviser to assure that they are in compliance with applicable requirements and meet the provisions of applicable laws and regulations;

          4. file all periodic reports required to be filed by the Portfolio with the applicable regulatory authorities;

          5. review and deliver to the Board all financial, performance and other reports prepared by the Subadviser under the provisions of this Agreement or as requested by the Board;

          6. maintain contact with and enter into arrangements with the custodian, transfer agent, auditors, outside counsel, and other third parties providing services to the Portfolio;

          7. give instructions to the custodian and/or sub-custodian of the Portfolio, concerning deliveries of securities, transfers of currencies and payments of cash for the Portfolio, as required to carry out the investment activities of the Portfolio as contemplated by this Agreement;

          8. provide such administrative and other services, such as preparation of financial data, determination of the Portfolio's net asset value, and preparation of financial and performance reports; and

          9. oversee all matters relating to (i) the offer and sale of shares of the Portfolio, including promotions, marketing materials, preparation of prospectuses, filings with the Commission and state securities regulators, and negotiations with broker-dealers; (ii) shareholder services, including, confirmations, correspondence and reporting to shareholders; (iii) all corporate matters on
                   behalf of the Portfolio, including   monitoring   the
                   corporate   records  of  the  Portfolio, maintaining  contact
                   with the Board, preparing for, organizing and attending meetings of the Board and the Portfolio's shareholders; (iv) preparation of proxies when required; and (v) any other matters not expressly delegated to the Subadviser by this Agreement.

          III.    REPRESENTATIONS AND WARRANTIES

         A.       Representations and Warranties of the Subadviser

         The Subadviser hereby represents and warrants to the Adviser as follows:

                  1. Due Incorporation and Organization. The Subadviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

                  2. Registration. The Subadviser is registered as an investment adviser with the Commission under the Advisers Act. The Subadviser shall maintain such registration in effect at all times during the term of this Agreement.

                  3. Regulatory Orders. The Subadviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Subadviser will notify the Adviser and the Portfolio immediately if any such order is issued or if any proceeding is commenced that could result in such an order.

                  4. Compliance. The Subadviser has in place compliance systems and procedures designed to meet the requirements of the Advisers Act and the 1940 Act and it shall at all times assure that its activities in connection with managing the Portfolio follow these procedures.

                  5. Authority. The Subadviser is authorized to enter into this Agreement and carry out the terms hereunder.

                  6. Best Efforts. The Subadviser at all times shall provide its best judgment and effort to the Portfolio in carrying out its obligations hereunder.

         B.       Representations and Warranties of the Adviser

         The Adviser hereby represents and warrants to the Subadviser as follows:

                  1. Due Incorporation and Organization. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

                  2. Registration. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration or license in effect at all times during the term of this Agreement.

                  3. Regulatory Orders. The Adviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Adviser will notify the Subadviser and the Portfolio immediately if any such order is issued or if any proceeding is commenced that could result in such an order.

                  4. Authority. The Adviser is authorized to enter into this Agreement and carry out the terms hereunder.

                  5. Best Efforts. The Adviser at all times shall provide its best judgment and effort to the Portfolio in carrying out its obligations hereunder.

         C.       Representations and Warranties of the Fund

     The Fund hereby represents and warrants to the Adviser as follows:

                           1. Due Incorporation  and Organization.  The Fund has
                  been duly incorporated as a Corporation under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.


                  2. Registration. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the 1933 Act and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.


IV.      CONTROL BY THE BOARD OF DIRECTORS

Any investment program undertaken by the Subadviser pursuant to this Agreement, as well as any other activities undertaken by the Subadviser at the direction of the Adviser on behalf of the Portfolio, shall at all times be subject to any directives of the Board.


V.       COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, the Subadviser shall at all times conform to:

1. all applicable provisions of the 1940 Act, the Advisers Act and any rules and regulations adopted thereunder;

2. all policies and procedures of the Portfolio as adopted by the Board and as described in the Registration Statement;

3. the provisions of the Articles of Incorporation of the Fund, as amended from time to time;

4. the provisions of the Bylaws of the Fund, as amended from time to time; and

5. any other applicable provisions of state or federal law.


VI.      COMPENSATION

         The Adviser shall pay the Subadviser, as compensation for services rendered hereunder, from its own assets, an annual fee based on the average daily net assets in the Portfolio, according to the following schedule:

     [S]                        [C]
     Net Assets in Portfolio   Annual Fee

     $0 - $250 MM              0.15% of the Portfolio's average daily net assets
     $250 MM                   0.10% of the Portfolio's average daily net assets

         The fee shall be payable monthly. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 of the annual fee applied to the daily net assets of the Portfolio. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.


VII.     ALLOCATION OF EXPENSES

The Subadviser shall pay the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Portfolio hereunder, including, but not limited to, office space, office equipment, telephone and postage costs.


VIII.    NONEXCLUSIVITY

The services of the Subadviser with respect to the Portfolio are not to be deemed to be exclusive, and the Subadviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities; provided, however, that the Subadviser will not undertake to manage a registered investment company with substantially similar objectives, policies and restrictions to those of the Portfolio without obtaining the Adviser's prior written approval. It is understood that officers or directors of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

IX.      TERM

This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect through December 31, 1999, unless earlier terminated under the provisions of Article X. Following the expiration of its initial term, the Agreement shall continue in force and effect for one year periods, provided such continuance is specifically approved at least annually:

1. (a) by the Board or (b) by the vote of a majority of the Portfolio's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

2. by the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a director of the Fund), by votes cast in person at a meeting specifically called for such purpose.


X.       TERMINATION

This Agreement may be terminated:

         1. at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio; or

         2. by the Adviser, the Fund, on behalf of the Portfolio, or the Subadviser on sixty (60) days' written notice to the other party, unless written notice is waived by the party required to be notified; or

         3. automatically in the event there is an "assignment" of this Agreement, as defined in the 1940 Act.


XI. LIABILITY

The Subadviser shall be liable to the Portfolio and the Subadviser and shall indemnify the Portfolio and the Adviser for any losses incurred by the Portfolio or the Adviser whether in the purchase, holding, or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Subadviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Subadviser of its duties under this Agreement, in connection with the services rendered by the Subadviser hereunder.

Nothing herein shall relieve the Adviser of its responsibilities to the Fund, as set forth in the Investment Advisory Agreement.

XII.     NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such address shall be:

         if to the Fund, on behalf of the Portfolio or the Adviser:


         242 Trumbull Street  ALT5
         Hartford, Connecticut  06103-1205
         Fax number: 860/275-2158
         Attn:  Secretary

         if to the Subadviser:

         185 Asylum Street
         Hartford, Connecticut 06103
         Fax number: 860/520-1557
         Attention:  President

XIII.    QUESTIONS OF INTERPRETATION

This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of the Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


XIV.     SALES PROMOTION

        The Subadviser may not use any sales literature, advertising material (including material disseminated through radio, television, or other electronic media) or other communications concerning Portfolio shares or that include the name of the Portfolio or the Adviser without obtaining the Adviser's prior written approval.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the _____ day of __________, 1998.


                                              Aeltus Investment Management, Inc.

Attest:                                              By
                                                     Name
Name                                                 Title
Title

                                                 Bradley, Foster & Sargent, Inc.

Attest:                                              By
                                                     Name
Name                                                 Title
Title
                                 [NAME OF FUND]
                                  on behalf of
                                              [Name of Value Opportunity Series]

Attest:                                              By
                                                     Name
Name                                                 Title
Title

                        AETNA SERIES FUND, INC. ("SERIES FUND")
                          Aetna Value Opportunity Fund

                THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD
                         OF DIRECTORS OF THE SERIES FUND


THIS PROXY CARD, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

                         Dated: __________________, 1998


        Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized persons.



                             X______________________
                             X______________________



Please refer to the Proxy Statement for a discussion of these matters. This proxy card is solicited in connection with the special meeting of the shareholders of Aetna Value Opportunity Fund to be held at 9:00 a.m., Eastern Time, on September 4, 1998, and at any adjournment thereof. THIS PROXY CARD, WHEN PROPERLY EXECUTED, DIRECTS J. SCOTT FOX AND AMY R. DOBERMAN TO VOTE THE SHARES LISTED ON THE FRONT OF THIS CARD AS DIRECTED AND REVOKES ALL PRIOR PROXY CARDS.

Please vote by filling in the appropriate box below, as shown, using blue or black ink or dark pencil. Do not use red ink.

[   ] [box is filled in solidly]

 1.       Approval of the Subadvisory Agreement.

         [   ] FOR                  [   ] AGAINST             [   ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS, INCLUDING ANY ADJOURNMENT OF THE MEETING, AS MAY PROPERLY COME BEFORE THE MEETING.

                       AETNA VARIABLE PORTFOLIOS, INC. ("AVPI")
                           Aetna Value Opportunity VP

                THIS AUTHORIZATION CARD IS SOLICITED ON BEHALF OF THE BOARD
                              OF DIRECTORS OF AVPI


THIS AUTHORIZATION CARD, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS AUTHORIZATION CARD WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

                         Dated: __________________, 1998


         Please sign exactly as name appears on this card. When account is joint tenants, all should sign. When signing as administrator, trustee or guardian, please give title. If a corporation or partnership, sign in entity's name and by authorized persons.



                             X______________________
                             X______________________



Please refer to the Proxy Statement for a discussion of these matters. This authorization card is solicited in connection with the special meeting of the shareholders of Aetna Value Opportunity VP to be held at 9:00 a.m., Eastern Time, on September 4, 1998, and at any adjournment thereof. THIS AUTHORIZATION CARD, WHEN PROPERLY EXECUTED, DIRECTS J. SCOTT FOX AND AMY R. DOBERMAN TO VOTE THE SHARES LISTED ON THE FRONT OF THIS CARD AS DIRECTED AND REVOKES ALL PRIOR AUTHORIZATION CARDS.

Please vote by filling in the appropriate box below, as shown, using blue or black ink or dark pencil. Do not use red ink.

[   ] [box is filled in solidly]

 1.       Approval of the Subadvisory Agreement.

         [   ] FOR                  [   ] AGAINST             [   ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS, INCLUDING ANY ADJOURNMENT OF THE MEETING, AS MAY PROPERLY COME BEFORE THE MEETING.